                                                                  Exhibit 10.42


                   SECOND EXTENSION AND MODIFICATION AGREEMENT



THIS SECOND EXTENSION AND MODIFICATION AGREEMENT (the "Second Extension and Modification") is made as of the 6th day of July, 1999 by and between Gary Player Direct, Inc., a Delaware corporation, ("GPD,Inc."), and Norman A. Kunin whose address is 154 Abbey Road, Santa Maria, California 93455 ("Consultant"), (collectively the "Parties").

WHEREAS, the Parties (with Golf One Industries, Inc.("Golf One") as predecessor to GPD, Inc.) have entered into a Consulting Agreement dated as of November 1, 1997 (the "Agreement") attached as Exhibit A and made an integral part hereof; and

WHEREAS, the Parties (with Golf One as predecessor to GPD, Inc.) have entered into a Modification Agreement dated as of September 20, 1998 (the "First Modification") attached as Exhibit B and made an integral part hereof; and

WHEREAS, the Parties (with Golf One as predecessor to GPD, Inc.) have entered into an Extension and Modification Agreement dated as of the 22nd day of February, 1999 (the "Extension and Modification") attached as Exhibit C and made an integral part hereof; and

WHEREAS, the Parties have agreed to extend and modify the Agreement, the First Modification and the Extension and Modification so that the entire Agreement, the First Modification and the Extension and Modification remain effective including the changes pursuant to this Second Extension and Modification;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, GPD, Inc. and Consultant agree as follows:

1. The Term of the Agreement shall extend to the latter of (i) the date upon which all of Consultant's common stock in GPD, Inc., or any successor thereof, becomes "unrestricted" and "free trading" as defined in the Securities Act of 1933, or (ii) the date upon which the shares described in (i) above are released from further restriction, if any, in connection with any "lock up" provisions of any GPD, Inc. public stock offering.

2. In consideration of the services rendered and to be rendered by Consultant under the Agreement, the First Modification, the Extension and Modification and this Second Extension and Modification, GPD, Inc. hereby agrees to further compensate Consultant in addition to compensation pursuant to the Agreement, First Modification and Extension and Modification as follows:

         (A) GPD, Inc. shall issue as a bonus to Consultant upon the execution of this Second Extension and Modification Twenty Five Thousand (25,000) shares of common stock of GPD, Inc.

3. The Indemnification Agreement identified as Exhibit B to Consultant's prior Employment Agreement with Golf One dated February 27, 1996 shall continue through the extended term of the Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Second Extension and Modification as of the day and year first above written.

GARY PLAYER DIRECT, INC.                             CONSULTANT

By: /s/ A.J. Cervantes                               /s/ Norman A. Kunin
   ---------------------------                       --------------------------
   Alfonso J. Cervantes, Jr.                         Norman A. Kunin

Its: President
    --------------------------